Exhibit 99.1

Pursuant to the Second Amended and Restated Credit Agreement, dated as of July 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”)), the Company’s Total Leverage Ratio (“TLR”) as of September 30, 2023 was 7.0:1. This TLR will be used to determine the priceable grids for the Commitment Fee Rate as defined in the Credit Agreement. The TLR as of September 30, 2023 was based on consolidated EBITDA as defined in the Credit Agreement of $49.1 million. In accordance with Sections 7.6(g) and 7.6(h) of the Credit Agreement, if Borrower’s TLR is below 3:50:1, there are no restrictions on Restricted Payments (as defined in the Credit Agreement); however, if Borrower’s TLR exceeds 3.50:1, Borrower may make Restricted Payments (as defined in the Credit Agreement) in an aggregate amount not to exceed the greater of (i) $50,000,000 and (ii) 50% of Consolidated EBITDA for the prior four quarter period. As of September 30, 2023, fifty percent of the Borrower’s Consolidated EBITDA for the prior four quarter period was $24.6 million.